SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report December 23, 1994

                      Commission File No.  0-12141


                      MICRO SECURITY SYSTEMS, INC.
         (Exact name of Registrant as specified in its Charter)



  Utah                                                       87-0401894
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                     Identification Number)

                   150 Wright Brothers Drive Suite 560
                       Salt Lake City, Utah 84116
                (Address of Principal Executive Offices)

           Registrant's Telephone Number, including Area Code:

                             (801) 575-6600

                             Not Applicable
                      (Former Name, Former Address,
                      If Changed Since Last Report)

Item 5.  Other Events

     On December 23, 1994, the Company and Aladdin Software Security, Inc. ("Aladdin"), the United States subsidiary of Aladdin Knowledge Systems Ltd., of Tel Aviv, Israel, executed an Agreement (the "Agreement") pursuant to which the Company sold Aladdin the following assets (the"Assets"): (i) all of the Company's intellectual property rights related to the Company's proprietary electronic systems, circuits, hardware and software in the field of software and/or data protection; (ii) its list of security device customers;
(iii) its security devices, including software and printed circuits contained in the security devices; and (iv) the goodwill and commercial know-how of the Company. The aggregate purchase price of the Assets is $500,000 (the "Purchase Price"). In addition, the Company or its wholly-owned subsidiary, Maxwell Systems, Inc., will provide manufacturing services to Aladdin for a minimum of one year following the closing of the transaction, the Company will receive payment for the products manufactured at Aladdin's request within 30 days after their delivery. A copy of the agreement is attached to this report as Exhibit "A", and reference is made to that document regarding a complete description of the assets sold and the other terms and conditions of the parties' agreement.

     The Agreement is subject to and conditioned upon the approval of the United States Bankruptcy Court for the District of Utah (the "Court"). The Court will consider the approval of the Agreement at a hearing scheduled on January 25, 1995 at 2:00 p.m. In addition, the Agreement is subject to and conditioned upon a due diligence process by Aladdin, Aladdin's satisfaction with the results of such process, and the approval of the transaction by the board of directors of Aladdin's parent company.

     In the event the above conditions are satisfied, Aladdin will pay the Purchase Price as follows:

     (i) Aladdin will pay the Company $300,000 within ten business days after the Court approves the Agreement; and

     (ii) Aladdin will pay the Company and aggregate amount of $200,000 by paying $13,000 per month, on the first day of each month, for eleven consecutive months beginning March 1, 1995 and $57,000 on February 1, 1996, subject to the Company meeting, on a monthly basis, manufacturing, technical assistance and client referral requirements.

Item 7.    Financial Statements and Exhibits

     (a) Exhibits. Exhibit A is a copy of the Agreement dated December 23, 1994 among the Company and Aladdin Software Security, Inc.

     (b)  Financial Statements.

          N/A

     Pursuant to the requirements of the Security and Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.


          MICRO SECURITY SYSTEMS, INC.



          __________________________________
          by:  Daniel C. Maxwell
          Dated:    January 4, 1995

                                 AGREEMENT


     THIS AGREEMENT is entered into as of the 23rd day of December, 1994, by and between MICRO SECURITY SYSTEMS, INC., a corporation formed under the laws of the State of Utah, United States of America ("Seller"), and ALADDIN SOFTWARE SECURITY, INC., a corporation formed under the laws of the State of New York, United States of America ("Purchaser"), and, for purposes of obligating itself under clauses 36 26 through 34 below, MAXWELL SYSTEMS, INC., the wholly-owned subsidiary of Seller ("Maxwell"), with reference to the following:

     WHEREAS, the Seller declares that amongst its businesses and fields of endeavor, it has engaged and does engage in research, development, manufacture, marketing and sale of the Property Sold, as hereafter defined.

     AND WHEREAS, the Purchaser declares that, amongst its other businesses and fields of endeavor, it engages in research, development, manufacture, marketing and sale of means which compete with parts of the Property Sold.

     AND WHEREAS, the Seller declares that it, and only it, owns all the rights of whatsoever nature, including the intellectual property rights in the Property Sold.

     AND WHEREAS, the Seller has made an offer to the Purchaser that the Purchaser buy the Property Sold, the same being free and clear of any third party right.

     AND WHEREAS, the Seller is a voluntary debtor and debtor-in-possession in the United States Bankruptcy Court for the District of Utah, Central Division, Consolidated Case No. 94B-23643, filed July 21, 1994.

     AND WHEREAS, the Purchaser has accepted the aforesaid offer;
all in accordance with and subject to the matters set forth below in this Agreement.

     AND WHEREAS, the parties wish to regulate their mutual relationship, all as more fully described in this Agreement, in accordance with the conditions set forth herein and the provisions stipulated herein subject to the Bankruptcy Court approval after notice and hearing.

               NOW THEREFORE IT IS DECLARED, STIPULATED AND
AGREED
                           BETWEEN THE PARTIES:

General:

1. The preamble to this Agreement constitutes an integral part hereof and the representations contained therein constitute part and parcel of the conditions of the Agreement.

2. The terms and expressions appearing below will have the meaning in this Agreement and in all the appendices attached hereto as set forth opposite each of them.

     The Property Sold:

     2.1. "The Property Sold": All the assets and rights, including the intellectual property rights and the rights of action of the Seller in its business as presently or previously constituted, including - but without derogating from the generality of the foregoing - all the aforesaid rights which the Seller has in products, commercial know-how, movables and goodwill.

     The business and the field of endeavor:

     2.2. "The business": Every matter or thing belonging to the Seller, or which the Seller has done, is doing or intends to do (itself, its affiliates - including Maxwell - or through or with the assistance of others) in the field of endeavor, including activity involving the research, development, manufacture and marketing of the products.

     2.3. "The field of endeavor": The field of software and/or data protection.

     2.4. "Software and/or data protection": All hardware or software means, or means which combine hardware and software, the aim of which is to prevent, disrupt or hamper the use of a party infringing software and/or data, or giving information or providing monitoring ability on or in connection with any infringing use of software and/or data, or identifying of infringing use of software and/or data.

     2.5. "Infringing use of software and/or data": Any act, including the operation, running, use, of software and/or data or part of software and/or data, which has not been expressly authorized by the owner of the copyright in the software and/or data and/or the person who holds the commercial know-how in respect thereof.

     Parts of the Property Sold:

     2.6. "The products": All the means connected with the Seller's field of endeavor which had been developed in the past, which are being developed at present and which were or are under stages of development or predevelopment, whether the same are presently in use or were in use in the past, and whether or not the same combine electronic systems and electronic circuits and hardware, or only part thereof, for purposes of the operation thereof in software, and which are in the sole and exclusive ownership of the Seller, including:
          SecuriKey  I, SecuriKey  II, SecuriKey  III, SecuriKey  IV,
          SecuriKey  V, SecuriKey  VI, Super SecuriKey ,
          SecuriKey  ADB, SecuriKey  for UNIX, SecuriLan ,
          Perfectly Secure and SecuriData , and including the electronic drawings, code records, documentation and anything else connected with the aforesaid means.

     2.7. "Software": The software contained in and part of the products.

     2.8. "Printed circuits": The printed circuits contained in and part of the products.

     2.7 2.9. "Intellectual property rights": Any patent, copyright (including the droit moral
               e), copyright registrations,
               copyright registration applications, the commercial know-how and the trade secrets, trade names, service marks, trade marks, trade mark registration and trade mark registration applications, connected with the Property Sold, whether or not the right has been registered (in the United States or in any other country in the world), whether such right is known and/or has fully crystallized at the date of signing or becomes known and/or fully crystallized after the aforesaid date, and including such right which stems, derives or is to be inferred from the Property Sold.

          Without limiting the generality of the foregoing, the terms "trade mark" and "trade name" shall mean any insignia, slogan, picture, graphic description, image, logo, or other mark, name, form, initials or any other exclusive aspect - in the singular or the plural, and each one of them or any combination thereof - of which the Seller has or could have made use within the scope of conducting the business, the development thereof and/or marketing of the products and/or for purposes of distinguishing the business and the products from competing businesses and products, including compatibility marks of computer manufacturers or other software manufacturers.

     2.8 2.10. "Commercial know-how":  Any information of
               Seller of commercial value connected with the Property Sold and the field of endeavor, including information connected with research, development and manufacturing of the Seller's business and/or of the products and/or of the software, and including the ideas and the principles which serve as the basis for the products and the software included therein, and the stages for the development thereof and/or any information connected with: the stage of defining the requirements and/or the stage of design of each and every of the products and each and every item of software; which is included in the preparatory material for the software; in methods, means and ways of encoding of products and the codes imprinted on the products; the manufacturing and marketing methods of the business and/or the products and/or the software; the Seller's suppliers and its customers (including information in regard to its liaisons and contacts within customer firms, selling prices and credit terms) and all the terms of the Seller's contractual arrangements with the aforesaid entities.

     2.9 2.11. "The movables": Documentary material (verbal and graphic material describing the products, the operating processes thereof, technical documentation and so forth), and advertising material and Seller's rights in and to its "800" telephone service line and its dedicated facsimile telephone line.

     2.10 2.12.     "The goodwill":  The Seller's goodwill connected
                    with the Property Sold and the business, and including the right to continue to trade in the goods products in place of the Seller.

     2.11 2.13.     "Causes of action":  Any cause of action and rights
                    of claim which the Seller has in connection with the Property Sold and the business against any third party whatsoever, irrespective of the normative source for holding the third party liable; provided, however, that Seller shall be entitled to pursue and shall be entitled to retain any and all amounts recovered by it with respect to its current litigation with Interstate Trucking Service and with respect to its claims against Phillips Electronics, which are not part of the Products Property Sold; and provided, further, that as a condition to any such litigation by Seller, Purchaser not be named a party to such actions.

     Miscellaneous:

     2.12 2.14.     "The Seller's suppliers":  The suppliers who supply
                    the Seller with raw materials, including a supplier which supplies raw materials to another of the Seller's suppliers.

     2.13 2.15.     "Raw materials":  Electronic components, or
                    hardware components, or any other component of the products, but excluding the software.

     2.14 2.16.     "The Seller's customers":  Any user and any person
                    who has received the products from the Seller, from Seller's subsidiary, Maxwell, from the seller's distributors or from software houses associated with the Seller, or with any of the parties enumerated above.

     2.15 2.17.     "Date of signing":  The date stipulated at the head
                    of this Agreement on which the Purchaser and the Seller signed this Agreement.

     2.16 2.18.     "Effective Date":  Five (5) days after  receiving the
                    Court's confirmation in regard to the Agreement. the Verification Date.

     2.17 2.19.     "The interim period":  The period between the date
                    of signing and the Effective Date.

     2.18 2.20.     "Court":  The United States Bankruptcy Court for
                    the District of Utah, Central Division.

     2.19 2.21.     "Court approval":  The approval of Court of the
                    transactions described herein after hearing and notice.

     2.20 2.22.     "Manufacturer":  Maxwell System, Inc. and/or
                    Seller, which will be granted a license, as of the Effective Date by Purchaser to manufacture part or all of the Products for the Purchaser in accordance with the terms and conditions herein.

     2.21 2.23.     "Manufacturing Agreement":  The agreement
                    governing the terms and conditions of the manufacture of the Products for the Purchaser as of and after the Effective Date, as set forth in clauses
                    26 through 34.

     2.22 2.24.     "Approval of the Board":  Approval of the Board
                    of Directors of Aladdin Knowledge Systems, Ltd., the parent corporation of Purchaser, of this Agreement.

     2.25. "Verification Date": The date that the conditions set forth in clause 35.9 are satisfied, which shall not be more than five (5) business days after receipt of the Court Approval.

     2.26. "Third party right": Any right arising under contract, law, statute or by operation of any administrative, governmental or judicial body having jurisdiction, in favor of a party not a party to this Agreement including, without limitation, any liens, charges, encumbrances, or claims.

3. Words in the singular shall include the plural, and vice versa; words in the masculine shall include the feminine, and vice versa; words which apply to a person shall also include bodies corporate and any authority; reference to the whole (such as references to the Property Sold, the business, the products, the commercial know-how, the intellectual property rights, and the software, without limitation) is also to each and every part thereof and the entire itemization of parts of the entirety which accompanies the entirety will be interpreted in a manner which has the effect of adding to and clarifying what is written and not derogating from the reference thereto; overlapping definitions or classifications will not be interpreted as a contradiction, but as an addition, supplement and reinforcement, or as a parallel definition or classification, unless such definition demands the execution at a specific point in time of conflicting obligations and in such event the terms will be interpreted according to law and not in accordance with the foregoing.

4. Any reference to a particular clause is reference to the whole clause, including all the sub-clauses thereof; any reference to an annex is to the entire annex, including all the appendices thereto; any reference to a sub-clause or to a specific appendix is a reference to such sub-clause (and to the sub-clauses thereof) or the specific appendix mentioned.

5. Wherever in this Agreement there is a declaration in regard to the sum total of the Seller's knowledge, such declaration will include and combine within the confines thereof also a declaration in regard to knowledge obtained after investigation, demand and due diligence.


6. The captions to clauses in this Agreement have been added for the sake of convenience and the ease of place-finding only and shall not be used in the interpretation of the Agreement or for any other purpose.

7. All the annexes to the Agreement constitute an integral part hereof and shall be read as an inseparable part hereof.

The transaction:

     Purchase:

8. Subject to the provisions of this Agreement and the effecting of the payments referred to herein, the Seller sells to the Purchaser and hereby assigns to it by way of full and irrevocable assignment, which will come into force on the Effective Date, the Property Sold, every part thereof and all the rights the Seller has therein, including intellectual property rights and rights of claim; and it undertakes to transfer the Property Sold to the Purchaser in full and in the best possible way, on the Effective Date; and the Purchaser, in reliance on the Seller's declarations as set forth below, hereby purchases the Property Sold and all the rights connected thereto and it hereby undertakes to take transfer of the Property Sold on the date this Agreement comes into force; all in accordance with the provisions of this Agreement and the conditions specified herein.

     Manufacturing:

     The license which will be granted, as of the Effective Date, by Purchaser to Manufacturer to manufacture part or all of the Products for the Purchaser, all in accordance with the terms and conditions provided herein.

Representations by the Seller

The power to enter into the transaction and to sell the Property Sold and any part thereof:

9.   The Seller hereby represents and undertakes that:

     9.1. Subject to receiving the Court Approval, it has the power and authority to enter into this Agreement and to perform due implementation of this Agreement; that the competent organs according to the Seller's documents of incorporation have passed all the resolutions required for purposes of its entering into this Agreement and the implementation hereof; and that its entering into this Agreement and the implementation hereof do not conflict with other resolutions it has passed and are not contrary to its founding documents or to any contract to which it is bound, or to any law, the violation of which would have a material and adverse effect on the Seller's ability to perform hereunder. Seller will use its best commercial efforts to obtain the Court Approval on or before January 25, 1995.

     9.2. Subject to receiving the Court Approval, there is no necessity, for purposes of entering into this Agreement and the implementation hereof, for any authorization, consent, approval, license, permit or any other legal action on the part of or by any person.

Absence of impediment to entering into the Agreement and on implementation thereof:

10.  The Seller hereby represents and undertakes that:

     10.1. Subject to receiving the Court Approval, there is no impediment according to any law to its entering into this Agreement, to its implementing its part of the Agreement and to the transfer of title in the Property Sold to the Purchaser.

     10.2. The contractual arrangement under this Agreement and the implementation hereof shall not lead to the lapse of any right the Seller has in the Property Sold, or in any part thereof.

Seller's rights in the Property Sold and absence of rights of third parties:

11.  The Seller represents and undertakes that:

     11.1. Annexes "D-G" to this Agreement include a full and accurate list which correctly describes the products (Annex "D"), the software (including source code) (Annex "E"), the electronic drawings (Annex "F") and the intellectual property rights (Annex "G").

     11.2. It and only it owns all the rights, including the intellectual property rights, in the Property Sold, and without derogating from the generality of the foregoing, all the copyright and all the commercial know-how connected with the products, the software and the printed circuits; and that apart from the user licenses as referred in clause 11.7 below, to the knowledge of Seller no rights whatsoever connected with the Property Sold and with any one of the material components thereof has been sold, leased out, assigned, given or in any other manner transferred to any third party.

     11.3. To the knowledge of Seller, the items of software, or part thereof, have never been copied from other software or software programs, or parts thereof, and the same are the fruits of the Seller's own development; that, to the knowledge of Seller, the electronic drawings were never copied from other drawings, or part thereof, and they are the fruits of the Seller's own development; and that, to the knowledge of Seller, the printed circuits were never copied from other printed circuits, or parts thereof, and they are the fruits of the Seller's own development.

     11.4. The Property Sold, and in particular the items of software and/or the printed circuits, do not infringe a right of any third party.

     11.5. No third party has made to Seller any allegation, demand, complaint or claim of whatsoever nature against the Seller in any matter directly or indirectly connected with or arising out of rights which the Seller has in the Property Sold, and in particular the Seller's intellectual property rights and commercial know-how in the terms of software and in the printed circuits; and that to the best of its knowledge it has not made a promise, made a representation, conducted negotiations, concluded an agreement, verbal or in writing, or performed any legal act whatsoever in consequence of which, or in connection with which, any third party could claim rights in the Property Sold.

     11.6. It is not aware of an infringement of any of its rights; that it is not aware of any waiver or any act by it which might be construed as or be deemed to be a waiver of any of its rights; that to its knowledge it has never performed any act in pursuance of which or in respect of which it could be contended that any of its rights has lapsed; and that it has not performed any legal act by virtue of which it will not have the power to enforce, or may be estopped from enforcing, any of its rights.

     11.7. The sole right which has been granted to third parties in connection with the Property Sold is a perpetual right of use which is not conditional on the payment of any royalties, which is not transferable to any person whatsoever, and which allows the grantee of such right to make use of products and software according to the purposes for which they are intended, but does not confer on the user any other right whatsoever.

     11.8. None of the material components of the commercial know-how are within the public domain; that all the commercial know-how and each of the material components thereof, whether or not same are protected by virtue of the laws of know-how and secrecy or by virtue of the laws of copyright, is kept secret by the Seller, and that the commercial know-how, or any part thereof, has not been transferred to any third party except for the Seller's work or for the Seller; and that every person - including employees of the Seller, its shareholders, consultants, officers therein and subcontractors who have done work for it - to whom the commercial know-how or any part thereof has been transferred, have received an explanation as to the nature of the information and the classified and secret nature thereof, and the transferee has undertaken not to transfer such information to any other third party without his receiving the Seller's prior written consent; and that the Seller has performed all reasonably necessary actions for purposes of keeping the commercial know-how a secret and to prevent the dissemination thereof.

     11.9. The Property Sold and each of the components thereof is free and clear of any third party right; that it will use reasonable commercial efforts to cause a situation that during the interim period the Property Sold will remain free and clear of any third party right as aforesaid; and that in the event that unfortunately a third party right as aforesaid should be imposed during the interim period up to the date of this Agreement coming into force, it will have such right removed within 30 (thirty) days from the date it is imposed.

     11.10. Seller has not made or given any express, implied or oral warranties to any of its customers or in connection with the sale of its products relating to any continued obligation on the part of the Seller or any other party to manufacture or sell its products.

Manufacturing, marketing set-up and the Seller's customers:

12.  The Seller hereby represents and undertakes that:

     12.1. Annex "I" constitutes full and accurate particulars of all the Seller's suppliers.

     12.2. Annex "J" constitutes full and accurate details of all the components and the raw materials required for purposes of the manufacture of the products and the assembly thereof.

     12.3. Annex "K" contains full and accurate details of all the Seller's customers, with an indication in respect of each and every customer: name and address of customer, quantity and details of products purchased and/or ordered by the customer, dates and prices of sale, credit arrangements with the customer, supply times, and "payment ethic."

     12.4. Annex "L" contains all the information Seller has in regard to the Seller's material customers, including all the databases the Seller possesses, in any application whatsoever, in regard to such customers.

     12.5. Annex "M" contains all information the Seller has about possible customers or potential customers who in the past made an approach to the Seller, including all the databases the Seller has in its possession, in any application whatsoever, in connection with such possible customers.

     12.6. Annex "N" to the Agreement constitutes all the information and the files the Seller has in the field of technical support.

Financial Statements:

13.  The Seller hereby represents and undertakes that:

     13.1. Annex "O" contains all the audited financial statements of the business for the years 1989-1993 (inclusive).

     13.2. Annex "P" contains all the Seller's financial statements for the first eleven months of 1994.

     13.3. All the aforesaid financial statements in Annexes O and P have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; that the aforesaid financial statements do not contain any information which is materially incorrect or inaccurate; that the Seller has never been given any notice or warning and no information has been brought to its attention in regard to a suspicion or fear that the financial statements contain information which is inaccurate.

     13.4. Seller's sales for the year 1994, on a month-by-month basis, were as follows:

                         January, 1994        $149,620
                         February, 1994       $130,148
                         March, 1994          $161,107
                         April, 1994           $42,283
                         May, 1994             $39,611
                         June, 1994             $4,006
                         July, 1994            $55,206
                         August, 1994         $103,002
                         September, 1994       $79,489
                         October, 1994         $67,057
                         November, 1994        $43,000
                         December, 1994  (through December 20th)
                                               $45,000

Defective Products:

14. The Seller hereby represents and undertakes that it has not manufactured, distributed, transferred or granted a right of use in products which contain faults and/or which do not meet the standards which have been announced in respect thereof to customers and in its advertisements.

Management of the business during the period commencing October
1994:

15. The Seller hereby represents and undertakes that during the period commencing from October this year and terminating on the date of signing of the Agreement, and also in the interim period, it has not conducted the business in an irregular manner, has not performed any act which would not have been performed by it had it not been for the negotiations between the parties and/or any activities which are not in the ordinary course of the business and/or it has not supplied, is not about to supply or has not undertaken to supply to any of its customers products other than in a reasonable and usual volume and at a reasonable and usual prices.

Representations by the Purchaser:

16.  The Purchaser hereby represents and undertakes that:

     16.1. It engages in the field of endeavor and that part of the means manufactured by it compete with the products.

     16.2. Subject to receiving the Approval of the Board, it has the power and authority to enter into this Agreement and to perform due implementation of this Agreement; that all the organs in the Purchaser have passed all the resolutions required for purposes of its entering into this Agreement and the implementation hereof; and that its entering into this Agreement and the implementation hereof do not conflict with other resolutions it has passed and are not contrary to its founding documents or to any contract to which it is bound, or to any law, the violation or breach of which would have a material and adverse effect on the Purchaser's ability to perform its obligations hereunder. Purchaser will use its best commercial efforts to obtain the Approval of the Board on or before the Effective Date.

     16.3. Subject to receiving the Approval of the Board, no authorization, consent, approval, license, permit or any other legal act is required on the part of or by any person for purposes of its entering into this Agreement and the implementation hereof.

     16.4. There is no impediment according to any law to its entering into this Agreement, to the implementation of its part of the Agreement and to the transfer of title in the Property Sold to the Purchaser.

     16.5. At the date of signing and on the Effective Date it has the financial means to pay the Seller the consideration specified in this Agreement, and that on the date of signing does not require assistance for financing the transaction which is the subject matter of this Agreement.

The consideration:

17. In consideration for the Property Sold and the fulfillment of all the Seller's and/or Manufacturer's obligations pursuant to this Agreement in full and punctually on due date, and against transfer of the Property Sold to it at the Effective Date, and on the strength of the Seller's confirmations and representations contained in this Agreement and in the annexes hereto, the Purchaser undertakes to pay the Seller, subject to the provisions hereof, the sum of Five Hundred Thousand Dollars ($500,000.00).

18. The consideration will be paid at the times and subject to the conditions set forth below:

     18.1. On the Effective Date, and against the transfer of the Property Sold to the Purchaser, the sum of Three Hundred Thousand Dollars ($300,000.00).

     18.2. Subject to clause 19 of this Agreement, on the first day of March, 1995, and continuing thereafter on the first day of each succeeding calendar month through January, 1996, the sum of Thirteen Thousand Dollars ($13,000).

     18.3. Subject to clause 19 of this Agreement, on the first day of February, 1996, the sum of Fifty-Seven Thousand Dollars ($57,000).

Conditions to Monthly Payments:

19. Purchaser's obligation to pay the monthly consideration payable under the provisions of clauses 18.2 and 18.3 shall be subject to the Seller's satisfaction, on a monthly basis for the month preceding any such payment, of the following conditions:

     19.1. Manufacturer shall manufacture of the Product in accordance with the provisions of clauses 26 through 34.

     19.2. Manufacturer shall visually inspect each unit of the Product manufactured by it, with. In addition, quality control will be insured by computer inspection, and the rejection rate of the number of units delivered by Manufacturer to Purchaser that month shall be no greater than one percent. For purposes of determining the rejection rate under this clause 19.2, no unit will be deemed rejected for purely cosmetic reasons, or for damage or defects causes other than by Manufacturer.

     19.3. Manufacturer and/or Seller shall respond to all technical questions involving the product or the Property Sold within one (1) business day after receiving the inquiry.

     19.4. Seller and/or Manufacturer shall refer all order requests by clients or prospective clients of Purchaser or from former clients of Seller to the Purchaser for processing.

     19.5. Manufacturer shall ship orders of 100 or fewer units within two (2) weeks after receiving the order for those units, will ship orders for units of more than 100 but less than 500 units within three (3) weeks after receiving the order for those units, and will ship the orders for units of more than 500 and up to 1,000 units within four (4) weeks after receiving the order for those units. If, however, the Manufacturer's failure to ship an order within the time periods specified in the preceding sentence are caused by acts such as, but not limited to, acts of God, fire, earthquake, explosion, flood, drought, war, riot, sabotage, embargo, compliance with any order or regulation of any government entity acting with color of right, intervention or delays created by any regulatory authority, lockouts, strikes, shortages of raw materials or delays by subcontractors, Manufacturer shall use all reasonable efforts to remove such cause as soon as reasonably practicable, and the time period for Manufacturer's performance under this clause 19.5 shall be extended by the period of such force majeu re.

Transfer of the Property Sold to the Purchaser and management thereof during the interim period:

20. Immediately after the signing of this Agreement, each party will publicize the fact that this Agreement has been entered into between the parties and their intentions, which are conditional on the matters set forth in this Agreement, for the transfer of the Property Sold to the Purchaser in a form reasonably acceptable to the other party. In addition, and at the earliest possible time, the parties will jointly send a letter to each and every customer of the Seller in the form of the letter contained in Annex "Q" to this Agreement, in which the parties will explain to the Seller's customers that the transfer of the Property Sold to the Purchaser will in no way impair the standard of service and the quality of the products which will be given to them by the Purchaser after the Effective Date.

21. The Seller undertakes that during the interim period it will regularly report to and send the Purchaser all information connected with the Property Sold and the manner of management of the business, and also:

     21.1. It will continue to manage the business in the ordinary course of business. For the clarification of doubt it is hereby recorded that management of the business in the ordinary course of business includes maintaining the level of commercial activity of the business, which includes:

          21.1.1. Accepting all orders from customers of the Seller - provided that the orders which are accepted and the obligations which stem therefrom will not be materially different than those which were the normal and customary practice of the Seller (particularly with respect to selling prices and the terms of credit in respect of the products) during the period preceding the date of signing.

          21.1.2. Continued manufacture of the products in accordance with the aforesaid orders, or anticipated orders (provided that the forecast and the decision-making system in regard to the forecast shall be brought to the notice of the Purchaser and shall be approved by it) at the same quality, standard and in the same manner as the same would have been manufactured by the Seller had it not signed this Agreement.

          21.1.3. To continue to provide services and support to all the Seller's customers, which shall include attending to the supply of the products on the dates required by the Seller's customers and the providing of technical support to the Seller's customers.

          21.1.4. To manage the business in a manner that at the end of the interim period the inventory of products in its possession and the inventory of raw materials in the possession of its suppliers who manufacture products for it, shall not be less than the inventory maintained by it as at the date of signing.

     21.2. Not to perform any act which is not in the ordinary course of the Seller's business, which shall include:

          21.2.1. Not to conduct negotiations, to make a representation, to perform any legal act, or to contract under agreement with any third party whatsoever in connection with the business and not to assume any liability whatsoever in connection with the Property Sold, unless this is required for purposes of fulfilling the obligations set forth in clause 20.1.

          21.2.2. Not to perform any exceptional act which has the effect of prejudicing the business, including the acceptance of orders of exceptional or irregular scope from customers other than against full and normal consideration and/or on terms of payment which constitute a departure from the normal course of business.

          21.2.3. To issue invoices only simultaneously with the actual execution of an order.

          21.2.4. Not to agree to or to take part in the grant of any third party right in the Property Sold to any person whatsoever.

          21.2.5. Not to postpone any payment for which it is indebted and the non-payment of which on its due date could have a material and adverse affect on any commercial contracts of the Purchaser after the transfer of the Property Sold to it.

     21.3. Should there be events or circumstances in consequence of which the Seller believes that it is obliged to take or perform an act in connection with the Property Sold, and in particular in order to safeguard it and prevent any prejudice thereto, but in respect of which it has doubt as to the applicability thereof to the course of management of the regular business of the Property Sold, the Seller hereby undertakes in advance to notify the Purchaser of the aforesaid events and circumstances, and of the steps which in its opinion ought to be taken, and the two parties will jointly agree on the best course of action in such circumstances.

22. The Seller hereby undertakes to transfer the Property Sold to the Purchaser on the Effective Date and the Purchaser undertakes to accept the Property Sold at the aforesaid time. For the removal of doubt it is hereby recorded that at the aforesaid time all the proprietary rights in the Property Sold will pass from the Seller to the Purchaser.

23. The transfer of the Property Sold to the Purchaser shall mean: the moving of the Property Sold, including all the assets and rights attaching thereto, to the Purchaser (and physically to its offices in New York) in a manner that, on the one hand, the Purchaser will have sole and exclusive title to the Property Sold and it may manage the business in lieu of the Seller, which shall include commencing research and development operations in respect of products, the manufacture, marketing and sale thereof to the Seller's customers (which at the aforesaid time will become the Purchaser's customers), and on the other hand, the Seller having no right whatsoever attaching to the Property Sold and anything connected with the Property Sold.

24. The Seller undertakes to transfer the Property Sold to the Purchaser in a manner that the transfer thereof to the Purchaser will be in the best possible way, and to perform every reasonable act which it is required by the Purchaser to do for purposes of transferring the Property Sold to the Purchaser.

Additional obligations of the Seller:

25. In addition to the Seller's remaining representations and undertakings in terms of this Agreement, and in consideration for portion of the monies payable to it pursuant to clause 18 of this Agreement, the Seller hereby represents and undertakes that:

     Confidentiality:

     25.1. Except as required or contemplated by this Agreement, to maintain full and complete secrecy, not to divulge, publicize or transfer in any manner to any third party who is not a
               party to this Agreement, and/or not to make any use whatsoever, of any information in its knowledge and which is connected with the Property Sold, including information connected with the products and/or the software and/or the printed circuits and/or the commercial know-how; further to maintain full and complete confidentiality in regard to all information connected with the Purchaser and which is not within the public domain, including information connected with its shareholders, directors and/or other officers therein.

Non-competition and restriction of activities:

     25.2. Not to perform any act which has the effect of prejudicing any interest the Purchaser has in the Property Sold, in the business and in the field of endeavor, including:

          25.2.1. Any act which has the effect of prejudicing the Seller's customers (who will become the Purchaser's customers) and the Purchaser's customers (also those who are among the Seller's customers).

          25.2.2. To make an approach to the customers referred to in clause 25.2.1. in connection with the field of endeavor in regard to any matter or thing connected with the field of endeavor; and to pass onto the Purchaser any inquiry by such customers which may come to its notice.

          25.2.3. To make any use for commercial purposes or for any other purpose, of the trade marks and trade names which form part of the Property Sold.

          25.2.4. To perform any act likely to have a detrimental effect on the goodwill; this shall include not publishing, announcing or supplying information likely to lead any third party into believing that there is no basis, necessity or justification for availing himself of the field of endeavor, and/or that such products (or means which compete with or serve as a substitute for them) do not provide sufficient and proper protection.

          25.2.5.   To employ any of the Purchaser's employees.

          25.2.6. To engage in the field of endeavor and/or to compete with the business and with the Purchaser any place in the world for a period of five years after the Effective Date.

          25.2.7. To engage in research, development, manufacture or marketing of products which imitate the operation of the products (or means which compete with or are substitute for them), or which are likely to prejudice the field of endeavor or the business any place in the world for a period of five years after the Effective Date.

     25.3. For the removal of doubt the Seller hereby declares, agrees and undertakes that:

          25.3.1. The agreements, conditions, and the undertakings set forth in clauses 25.1 and 25.2 will apply to it, directly or indirectly, in the Seller's individual capacity or as an employee, a self-employed person, a consultant, a shareholder, or in any other manner.

          25.3.2. The aforesaid restrictions shall apply to any act, whether the same is done for consideration or otherwise.

          25.3.3. All the acts or restrictions enumerated in clause 25.1 and 25.2 are independent restrictions; and that if, notwithstanding the matters set forth below, any of the aforesaid restrictions should be nullified or declared invalid, this will not have the effect of nullifying those restrictions which have not been held invalidated or annulled.

          25.3.4. The aforesaid restrictions constitute an essential part of the Property Sold and the contractual consideration has been fixed on the strength of the aforesaid restrictions being complied with and on the strength on an assumption in regard to their validity and effect.

          25.3.5. Should it transpire that the aforesaid restrictions are contrary to a cogent law, the Seller waives any contention in regard to such conflict, and waives reliance on the cogency of the law for purposes of validating or justifying an activity which has been forbidden in accordance with this Agreement.

          25.3.6. Without derogating from the generality of the foregoing, or from the validity of the aforesaid restrictions and the effect thereof in terms of the law (as is agreed and understood by the parties), or on the grounds of an estoppel operating against the Seller, or from the Purchaser's right to rely on the contents of this Agreement; the Seller hereby declares and undertakes that in the event that it should transpire that any of the aforesaid restrictions is too broad from the aspect of duration of time or from the aspect of geographic applicability, or on any other ground, the restrictions shall be deemed to apply to the maximum length of time permitted in terms of any law and/or the restriction shall apply to the broadest possible territory which is permitted in accordance with any law,and/or to the extent that the law allows, but under no circumstances the restriction shall be invalidated by virtue of the broad application thereof.

Manufacture of Products According to the Manufacturing Agreement:

     Title and Ownership:

26. Manufacturer acknowledges that on the Effective Date, the Property Sold, including the Products, the intellectual property rights and the commercial know-how and the Technology (as hereafter defined) is the property of Purchaser.

     License to Manufacture:

27.  Purchaser and Manufacturer agree that:

     27.1. Subject to the terms, conditions, reservations, limitations and requirements set forth in this Agreement, as of the Effective Date Purchaser hereby grants to Manufacturer and Manufacturer hereby accepts, a non-exclusive, nontransferable, license to manufacture the Product.

     27.2. The foregoing license is limited solely to manufacturing the Product for the Purchaser.

     27.3. Without limiting the generality of any provisions of this Agreement, Manufacturer may not sell, directly or indirectly, the Products and it further represents and warrants that it will refrain from seeking customers or soliciting, directly or indirectly, orders for the Product from anyone but the Purchaser or pursuing any active sales policy of the Product including, but without derogating from the generality of the above, establishing any branch or affiliated entity, maintaining any sales or manufacturing depot, or making any publicity or advertisement of the Product.

     27.4. On the Effective Date the Purchaser shall furnish all the commercial know-how, including the know-how regarding the methods and process for the manufacture of the Products, technical data, assembly drawings, detail drawings, prints, specifications and other related material pertaining to the manufacture of the Product (the
               "Technology").

          Purchaser shall only be obligated to furnish such information and data which is in its opinion necessary for the manufacture of the Products, or not already available to or already prepared by Manufacturer.

     Term and Termination:

28. The term of the Manufacturing Agreement shall commence on the Effective Date and shall expire twelve (12) months thereafter.

29. In the event of a default by either Manufacturer or Purchaser under the provisions of this Manufacturing Agreement, the non-defaulting party shall have the right to terminate this Manufacturing
     Agreement on 30 days written notice if, after such notice and during such 30 day period, the defaulting party fails to cure the default.

     Delivery and Payment:

30. In consideration of the manufacture of the Products, Purchaser shall pay Manufacturer:




Product Name
              Price         SecuriKey 1      $3.10
                            SecuriKey 2      $6.30
                            SecuriKey 3      $7.43
                            SecuriKey 4      $4.00
                            Super SecuriKey  $5.75
                            SecuriKey ADB   $12.30*
       *  This price is based on a $5.00 cost for the I.C. component of this product.  Were the component's price to decrease, the price paid for the product would decrease accordingly.

31. In consideration of the manufacture by Manufacturer of any other Products as defined herein, Purchaser shall pay Manufacturer the direct costs of materials and labor, plus 22% of these costs.

     Manufacturer Obligations:

32.  Manufacturer shall:

     32.1. Manufacture for Purchaser and sell to Purchaser Purchaser's entire requirements of the Product units ordered, from time to time, by Purchaser.

     32.2. Manufacture, pack and deliver the Products at the same standard of quality and workmanship and in the same manner as it would have been manufactured by the Seller if the Seller had not entered into this Agreement.

     32.3. Visually inspect each unit of the Product manufactured by it, with and, in addition, quality control insured by computer inspection, so that the rejection rate of the number of units delivered by Manufacturer to Purchaser shall be no greater than one percent.

     32.4. Hold inventory of Raw Materials needed to manufacture the total units of Product units ordered by Purchaser, and at least an inventory of Raw Materials needed to manufacture the total product units ordered by Purchaser in the previous 60 days prior to each and any order.

     32.5. Supply the Product units ordered by Purchaser as quickly as they would have been supplied by Seller if the Seller had not entered into this Agreement, and in any case no later than two weeks for up to 100 units, three weeks for up to 500 units and four weeks for up to 1,000 units.

     32.6. Enable the Purchaser and/or Purchaser's designated supervisor ("Supervisor") to inspect the manufacturing plant and process and the Manufacturer's inventory, and to provide the Supervisor with a room to which no one else may enter without the Supervisor's permission, and to permit the Supervisor access to the Manufacturer's mailbox.

     32.7. Enable Purchaser and/or his Supervisor to inspect all proper books, invoices, purchase orders, shipment receipts and bills of lading for orders made by Purchaser and/or customers of the Manufacturer, which will be kept in Manufacturer's usual place of business.

     32.8. Notify Purchaser, as soon as it comes to its knowledge, that it may cease to manufacture any or all the Products.

33.  Purchaser shall:

     33.1. Place all orders with the Manufacturer in writing by facsimile transmission, with confirmation.

     33.2.     Pay for all orders no later than 30 days after delivery.

     Confidentiality & Intellectual Property Rights:

34. Without derogating from the generality of clause 26 it is further agreed and declared by the parties that:

     34.1. The Technology is furnished solely for the purpose of manufacturing the Products and upon termination of the Manufacturing Agreement Manufacturer shall return to Purchaser all tangible manifestations of the Technology and shall not use, sell or disclose any of the Technology or information derived from it to any third party.

     34.2. Manufacturer acknowledges and agrees that certain information which it may receive from the Purchaser shall be proprietary to the Purchaser. Such information includes, without limitation: the Technology, non-public information concerning the business or finances of the Purchaser; any other information, the disclosure of which might harm or destroy a competitive advantage of the Purchaser (such information shall be referred to collectively herein as "Proprietary Information").

     34.3. Manufacturer agrees that it shall not, directly or indirectly, either during or subsequent to any termination of the Manufacturing Agreement:

          34.3.1.   Disclose any Proprietary Information of the
                    Purchaser, other than to its employees and/or independent contractors who participate directly in the performance of the obligations under the Manufacturing Agreement;

          34.3.2. Copy or use any Proprietary Information of the Purchaser except for the purpose of fulfilling its obligations hereunder; or

          34.3.3. Publish any Proprietary Information of the Purchaser without the prior written consent of Purchaser.

     34.4. The degree and care employed by Manufacturer to protect and safeguard the Proprietary Information of the Purchaser shall be no less protective than the degree of care used by it to protect its own confidential information of like importance, and no less than reasonable care.

     34.5. The obligations set forth in this clause shall not be applicable to any Proprietary Information which: (i) the Manufacturer is authorized by the Purchaser, in writing, to disclose, copy or use; (ii) is generally known or becomes part of the public domain through no fault of the Manufacturer; (iii) is disclosed by the Purchaser to third parties without restriction on subsequent disclosure; (iv) is provided to the Manufacturer by a third party without breach of any separate non-disclosure agreement; or (v) is required to be disclosed in the context of any administrative or judicial proceeding.

     34.6. Any proprietary trademarks, trade names, service marks, commercial symbols and/or logos which have been developed, or will be developed in the future, for the Product shall be and remain the sole and exclusive property of Purchaser. Manufacturer acknowledges and agrees that it has not, does not, and shall not acquire any rights with respect to any such trade-names, trademarks, service marks, commercial symbols and/or logos as a result of Manufacturer's use thereof in connection with the Product, and that Purchaser shall be free, at all times, to use any such trade names, trademarks, service marks, commercial symbols and/or logos in connection with any other product or services.

     34.7. Manufacturer shall not, in any manner, represent that it possesses any proprietary interest in the Intellectual Property Rights or the registration thereof, and shall not, directly or indirectly, take any action to contest these Intellectual Property Rights or infringe them in any way.

     34.8. Notwithstanding any other provisions contained in this Agreement, it is understood and agreed that Purchaser shall not be liable for any defects in material or workmanship respecting the Products manufactured by Manufacturer, or for any warranty respecting any Products manufactured by Manufacturer pursuant to the Manufacturing Agreement and Manufacturer hereby agrees to hold Purchaser harmless from any such claim.

Conditions to Purchaser's Obligations:

35. Unless waived by Purchaser, the obligation of Purchaser to consummate the purchase of the Property Sold on the Effective Date is conditioned upon the following:

     35.1.     The receipt by Purchaser of the Approval of the Board.

     35.2. The representations and warranties of the Seller set forth in clauses 9 through 15 hereof shall be true and correct in all material respects as of the date of signing and as of the Effective Date, as though made on and as of the Effective
               Date, except for changes in the ordinary course of business of the Seller after the date hereof and not in violation of the terms of this Agreement.

     35.3. Seller shall perform and comply in all material respects with all agreements, obligations and covenants required by this Agreement to be so conformed or complied with by it prior to or at the Effective Date, including the transfer of the Property Sold.

     35.4. During the period from the date of signing to the Effective Date, there shall have been no material and adverse change in the Property Sold.

     35.5. Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made or deemed to be made by Seller herein or pursuant hereto, or in connection with the transactions contemplated hereby.

     35.6.     Purchaser shall have received an opinion of Parsons Behle
               & Latimer, counsel for Seller, dated on or before the date of the signing, substantially in the form of Annex "R" hereto.

     35.7. The Court shall have approved or otherwise confirmed this Agreement, and such approval or confirmation shall have taken place on or before January 25, 1995. Pursuant to the terms of the Seller's "Motion for Approval of Sale of Personal Property of the Estate Free and Clear of Liens", as filed with the Court, (i) Seller's sale of the Products Sold to Purchaser is subject to qualified higher and better offers in increments of $50,000 and (ii) if a higher and better offer is received by Seller no later than January 18, 1995, Purchaser will have the right to match that higher offer.
               Notwithstanding any other provision contained herein, if the Court Order is not issued and granted in Purchaser's favor by action of the Court on or before January 25, 1995, and, pursuant to such offer provisions, the Court grants approval to any other party to purchase the Products Sold, Purchaser shall have the immediate right (but not the obligation) to terminate this Agreement, without liability, prior to the Effective Date.

     35.8. At the Effective Date, no suit, action or other proceedings shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     35.9.     Purchaser and Seller shall have verified that:

          35.9.1. Seller's sales, based on invoiced amounts of orders, for the months of November and December, 1994, and January, 1995 was in excess of, respectively, $43,000, $50,000 and $50,000, and Seller's ten largest clients in terms of volume sales of the products and ten largest clients in terms of dollar sales of the products during the fifteen (15) month period preceding the date of signing will continue to deal with the Purchaser on materially the same terms after the Effective Date as they dealt with Seller prior to the Effective Date.

          35.9.2. The verification of Seller's sales during the months of November and December, 1994, and January 1995, shall be made by a person or entity reasonably acceptable to both parties who is familiar with the accounting and business concepts of Seller's business.

          35.9.3. The verification of the continuing relationships between Purchaser and Seller's largest clients shall be determined in the sole discretion of the Purchasers based upon the results of a survey in the form of Annex "S" hereto, to be conducted by an independent party mutually acceptable to Purchaser and Seller.

          35.9.4. Notwithstanding any other provision contained herein, if the conditions set forth in this clause
                    35.9 are not satisfied on or before the Verification Date, Purchaser shall have the immediate right
                    (but not the obligation) to terminate this Agreement, without liability, prior to the Effective Date.

     35.9 35.10.    If the conditions to the Purchaser's obligations
                    hereunder are not satisfied (or waived by Purchaser) on or before the Effective Date, Purchaser may terminate this Agreement, without liability.

Conditions to Seller's Obligations:

36. Unless waived by Seller, the obligation of Seller to consummate the sale, assignment and delivery of the Property Sold is conditioned upon the following:

     36.1. The representations and warranties of Purchaser set forth in clause 16 hereof shall be true and correct in all material respects as of the date of signing and as of the Effective Date as though made on as of the Effective Date, except for changes in the ordinary course of business of Purchaser after the date hereof and not in violation of the terms hereof.

     36.2. Purchaser shall have performed and complied in all respects with all agreements, obligations, covenants and conditions required by this Agreement to be so conformed or complied with by it prior to or at the Effective Date, including the tender to Seller of the consideration set forth in clause 18.1.

     36.3. The Seller shall have obtained the Court Approval on or before January 25, 1995.

     36.4.     The receipt by Purchaser of the Approval of the Board.

     36.5. During the period from the date of signing to the Effective Date, the financial condition, assets, liabilities, prospects or business of Purchaser shall not have been materially and adversely effected.

     36.6. Seller shall not have discovered any material error, misstatement or omission in the representations and warranties made or deemed to be made by Purchaser herein or pursuant hereto or in connection with the transactions contemplated hereby.

     36.7. At the Effective Date, no suit, action or other proceedings shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Purchaser in connection with this Agreement or the consummation of the transactions contemplated hereby.

     36.8. If the conditions to the Seller's obligations hereunder are not satisfied (or waived by Seller) on or before the Effective Date, Seller may terminate this Agreement, without liability.

Indemnification:

37. The parties agree to indemnify and hold one another harmless as follows:

     37.1. Seller agrees to indemnify and hold harmless the Purchaser from and against any and all of Purchaser's damages, losses, liabilities, costs or expenses (collectively, "Losses") including, without limitation, the reasonable fees of counsel, incurred with respect to any action, suit, proceeding, demand, claim, assessment, judgment, cost or expense
               ("Claim") resulting or arising from or incurred in connection with:

          37.1.1. Any misrepresentation, breach of warranty, non-fulfillment or non-performance of any agreement, term or condition on the part of Seller hereunder.

          37.1.2. Any actions, suits, proceedings, demands, assessments, judgments, costs or expenses
                    (including reasonably attorneys fees) incident to any of the foregoing.

     37.2. Purchaser agrees to indemnify and hold Seller harmless from and against any of Seller's Losses (including, without limitation, the reasonable fees of counsel) incurred with respect to any Claim resulting or arising from or incurred in connection with:

          37.2.1. Any misrepresentation, breach of warranty, non-fulfillment or non-performance of any agreement, term or condition on the part of Purchaser hereunder.

          37.2.2. Any actions, suits, proceedings, demands, assessments, judgments, costs or expenses
                    (including attorneys' fees) incident to any of the foregoing.

     37.3. Any request for indemnification for losses pursuant to this clause 30 37 may be brought or asserted only at any time within two (2) years of the Effective Date for all Claims except those with respect to any Claims resulting from the intentional fraud or misrepresentation of a party.

     37.4. The provisions of this clause 33 37 shall not be effective until a party shall be liable to make payments to the other party under this clause 33 37 in the aggregate amount in excess of $10,000, and then only to the extent such aggregate liability exceeds such amount; provided, however, that any claim resulting from the intentional fraud or misrepresentation of a party shall be completely indemnified by that party without regard to any minimal indemnification amount under this clause 33 37.

Due Diligence:

38. After the date of the granting of the Court Order Verification Date and prior to the Effective Date, and subject to the Purchaser executing a non-disclosure agreement in the form of Annex "S"T" hereto, Purchaser shall have the right to conduct a due diligence review and investigation of the Property Sold. Seller shall cooperate with Purchaser in such review and shall provide
     Purchaser with such information, data, products and material as it shall reasonably request in connection therewith.

     Severability:

39. Any clause, provision, or portion of this Agreement found or ruled invalid, void, illegal or otherwise unenforceable under any law or by any court, magistrate, referee, arbitrator, or other proceeding, shall be amended to the extent required to render it valid, legal and enforceable, or deleted if no such amendment is feasible, and such amendment or deletion shall not effect the enforceability of the other provisions hereof.

     Relationship of Parties:

40. In performing their respective services hereunder, Manufacturer and Purchaser shall operate as and have the status of independent contractors and shall not act as or be an agent or employee of the other. Neither party shall have any right or authority or assume or create any obligations or make any representations or warranties on behalf of the Purchaser, whether expressed or implied, or to bind the Purchaser in any respect whatsoever.

     Assignment:

41. The rights of Manufacturer under this Agreement are restricted solely to Manufacturer and shall not be assigned, transferred, subleased, sublicensed, encumbered, or subject to any security interest without the written authorization of Purchaser. any attempted assignment will be void and of no effect.

42. None of the duties, responsibilities or conditions of the Manufacturer may be delegated or subcontracted except as explicitly stated in this Agreement, unless there is an express authorization in writing signed by Purchaser.

     Integration:

43. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. No modification of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

     Notices:

44. Any notices required or permitted to be given hereunder shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the Purchaser at the addresses shown at the beginning of or elsewhere in this Agreement, and shall be deemed to have been given on the date shown on the return receipt thereof. Until either party hereto advises the Purchaser of a change in notice address, all notices shall be sent to the respective addresses specified herein above.

     Waiver & Delay:

45. Any waiver of any right or default hereunder shall be effective only if made in writing (through its managing director as to Purchaser), and in the instance given and shall not operate as or imply a waiver of any similar right or default on any subsequent occasion. No waiver by either party of any breach or series of breaches or defaults in performance by the Purchaser, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions hereof.

     Titles for Convenience:

46. Titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement. Unless otherwise provided herein, all accounting terms used herein shall be defined and applied on a consistent basis in accordance with generally accepted accounting principles. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require, and the term "party" shall mean an individual, a corporation, an association, a partnership, a trust and any legal entity.

     Authorized Signatories:

47. The parties declare that this Agreement has been signed on behalf of each one by an authorized signatory.

Miscellaneous:

48. No overlapping definition or allegation to the effect that any right comes into being or is protected by virtue of the laws of copyright shall have the effect of barring an allegation to the effect that such right comes into being or is protected pursuant to the laws of know-how, and vice versa, and no allegation or overlapping classification as aforesaid shall constitute a waiver of a normative source which could protect such right.

49. The denial of relief or a right stemming from one normative source shall not negate relief or a right stemming from another normative source.

50. Each of the parties undertakes to the other to act with the greatest speed in performing all the actions, in signing all the documents, affidavits, approvals, referrals, and to produce all the certificates and documents the making and signature of which should be required for purposes of giving force and effect to the provisions of this contract, and in assisting or in easing the full and speedy execution of all the provisions of this contract.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first noted above.

                              PURCHASER:

                              ALADDIN SOFTWARE SECURITY, INC.



                              By:
                              Its:


                              SELLER:

                              MICRO SECURITY SYSTEMS, INC.



                              By:
                              Its:



                              FOR PURPOSES OF CLAUSES 26
                              THROUGH 34:

                              MAXWELL SYSTEMS, INC.



                              By:
                              Its: